Exhibit 3.63

CERTIFICATE OF FORMATION

OF

AMR BROCKTON, L.L.C.

The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. Section 18-101 et seq., and hereby states as follows:

ARTICLE I

The name of the limited liability company is AMR BROCKTON, L.L.C. (hereinafter referred to as the “Company”).

ARTICLE II

The Company’s registered office in Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent for service of process at that address is Corporation Trust Company.

ARTICLE III

The name of the member of the Company (the “Member”) is American Medical Response of Massachusetts, Inc. The business address of the Member is c/o American Medical Response, Inc., 2821 South Parker Road, 10th Floor, Aurora, Colorado 80014.

IN WITNESS OF THE FOREGOING, the undersigned has duly executed this Certificate of Formation this 31st day of January, 2000.

MEMBER:

AMERICAN MEDICAL RESPONSE OF
MASSACHUSETTS, INC., a Massachusetts
corporation

By:	/s/ Joshua T. Gaines
Name: Joshua T. Gaines
Title: Vice President

(SEAL)

Certificate of Amendment to Certificate of Formation

of

AMR BROCKTON, L.L.C.

It is hereby certified that:

1.             The name of the limited liability company (hereinafter called the “limited liability company”) is:

AMR BROCKTON, L.L.C.

2.             The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on Feb 10, 2006

/s/ Randy Owen
Name:	Randy Owen
Title:	Authorized Person